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                                WARRANT AGREEMENT

                                     BETWEEN

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

                                       AND

                    AMERICAN STOCK TRANSFER AND TRUST COMPANY

                            DATED AS OF JULY 22, 2004




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                                                   TABLE OF CONTENTS

                                                                                                                PAGE
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ARTICLE I       DISTRIBUTION OF WARRANT CERTIFICATES...........................................................    1

                Section 1.1      Appointment of Warrant Agent..................................................    1

                Section 1.2      Form of Warrant Certificates..................................................    1

                Section 1.3      Execution of Warrant Certificates.............................................    1

                Section 1.4      Issuance and Distribution of Warrant Certificates.............................    2

                Section 1.5      Conditions to Distribution of Warrant Certificates............................    2

ARTICLE II      WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS................................................    2

                Section 2.1      Exercise Price................................................................    2

                Section 2.2      Registration of Common Stock and Exercisability of Warrants...................    2

                Section 2.3      Procedure for Exercise of Warrants............................................    3

                Section 2.4      Issuance of Common Stock......................................................    3

                Section 2.5      Certificates for Unexercised Warrants.........................................    3

                Section 2.6      Reservation of Shares.........................................................    3

                Section 2.7      Disposition of Proceeds.......................................................    3

                Section 2.8      Cancellation of Warrants......................................................    3

ARTICLE III     ADDITIONAL SECURITIES AND NOTICE PROVISIONS....................................................    4

                Section 3.1       Additional Securities.........................................................   4

                Section 3.2       Deferral of Adjustments to Warrant Shares.....................................   4

                Section 3.3       Adjustment to Number of Warrant Shares........................................   4

                Section 3.4       Reorganizations...............................................................   4

                Section 3.5       Verification of Computations..................................................   5

                Section 3.6       Exercise Price Not Less Than Par Value........................................   5

                Section 3.7       Notice of Certain Actions.....................................................   5

                Section 3.8       Notice of Certain Actions.....................................................   5

                Section 3.9       Warrant Certificate Amendments................................................   5

                Section 3.10      Fractional Shares.............................................................   5

                Section 3.11      Current Market Price..........................................................   6

                Section 3.12      Right to Adjust Exercise Price and Exercise Deadline..........................   6

ARTICLE IV      OTHER PROVISIONS RELATING TO RIGHTS OF REGISTERED HOLDERS OF WARRANT CERTIFICATES...............   6

                Section 4.1      Rights of Warrant Holders......................................................   6

                Section 4.2      Lost, Stolen, Mutilated, or Destroyed Warrant Certificates.....................   6

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ARTICLE V       SPLIT UP, COMBINATION, EXCHANGE, TRANSFER, AND CANCELLATION OF WARRANT CERTIFICATES............    6

                Section 5.1      Split Up, Combination, Exchange, and Transfer of Warrant Certificates.........    6

                Section 5.2      Cancellation upon Surrender of Warrant Certificates...........................    7

                Section 5.3      Agreement of Warrant Certificate Holders......................................    7

ARTICLE VI      PROVISIONS CONCERNING THE WARRANT AGENT AND OTHER MATTERS......................................    7

                Section 6.1      Payment of Taxes and Charges..................................................    7

                Section 6.2      Resignation or Removal of Warrant Agent.......................................    7

                Section 6.3      Notice of Appointment.........................................................    8

                Section 6.4      Merger of Warrant Agent.......................................................    8

                Section 6.5      Company Responsibilities......................................................    8

                Section 6.6      Certification for the Benefit of Warrant Agent................................    8

                Section 6.7      Books and Records.............................................................    8

                Section 6.8      Liability of Warrant Agent....................................................    8

                Section 6.9      Use of Attorneys, Agents, and Employees.......................................    9

                Section 6.10     Indemnification...............................................................    9

                Section 6.11     Acceptance of Agency..........................................................    9

                Section 6.12     Changes to Agreement..........................................................    9

                Section 6.13     Assignment....................................................................    9

                Section 6.14     Successor to Company..........................................................    9

                Section 6.15     Notices.......................................................................    9

                Section 6.16     Defects in Notice.............................................................   10

                Section 6.17     Governing Law.................................................................   10

                Section 6.18     Standing......................................................................   10

                Section 6.19     Headings......................................................................   10

                Section 6.20     Counterparts..................................................................   10

                Section 6.21     Conflict of Interest..........................................................   10

                Section 6.22     Availability of the Agreement.................................................   11


EXHIBIT A       FORM OF WARRANT CERTIFICATE
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                                       ii


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                                WARRANT AGREEMENT

       WARRANT AGREEMENT, dated as of July 22, 2004, between ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the "Company") and American Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent").

                                   WITNESSETH:

       WHEREAS, the Company is a wholly owned subsidiary of GB Holdings, Inc., a Delaware corporation (the "Parent");

       WHEREAS, the Company proposes to enter into the transaction (the "Transaction") described in that certain Proxy Statement and Registration Statement on Form S-4 (the "Form S-4") pursuant to which the Company shall distribute to the stockholders of Parent (the "Distribution") 10 million warrants (the "Warrants") to purchase common stock, par value $.01 per share the ("Common Stock") of the Company, each Warrant entitling the holder thereof to purchase .275 shares of Common Stock;

       WHEREAS, the Company proposes to issue certificates evidencing the Warrants (such Warrant certificates issued pursuant to this Agreement being hereinafter called the "Warrant Certificates");

       WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement, redemption, and surrender of the Warrant Certificates; and

       WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed, and surrendered in connection with the exercise and redemption of the Warrants;

       NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                      DISTRIBUTION OF WARRANT CERTIFICATES

       Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

       Section 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto. The Warrant Certificates may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the

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Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

       Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman, Vice Chairman, President, or any Vice President and by its Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. If any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates nevertheless shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

       Section 1.4 Issuance and Distribution of Warrant Certificates. Upon completion of the Distribution, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall within three business days complete and countersign Warrant Certificates representing the total number of Warrants to be issued hereunder and shall deliver such Warrant Certificates pursuant to written instructions of the Company.

       Section 1.5 Conditions to Distribution of Warrant Certificates. If the Distribution or the Transaction is not consummated for any reason, no Warrant Certificates shall be distributed and this Agreement shall terminate and be of no further force or effect.

                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

       Section 2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chairman, Vice Chairman, President, or any Vice President and by the Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof to purchase from the Company .275 shares (each a "Warrant Share") of Common Stock for each Warrant evidenced thereby, at the purchase price of $.01 per share, or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of $.01 per share of Common Stock upon exercise of a Warrant, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

       Section 2.2 Registration of Common Stock and Exercisability of Warrants. Each Warrant may be exercised at any time after the earliest to occur of the following events (the first date on which any such event occurs being referred to as the "Vesting Date"):

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       (a)   the payment of the entire principal amount and accrued interest on any of the Company's outstanding 3% Notes due 2008 issued by the Company (the "New Notes"), pursuant to and in accordance with the terms thereof whether such payment is in the form of cash or by issuance of shares of Common Stock to the holder thereof in lieu of cash payment or any conversion of any of such notes into common stock pursuant to and in accordance with the terms thereof;

       (b) a determination by a majority of the board of directors of the Company (the "Board") (including at least one independent director) that the Warrants may be exercised; and

       (c) payment in full by the Parent of principal and accrued, but unpaid interest on all outstanding 11% Notes due 2005 issued by the Parent which have not been exchanged for the New Notes in the Transaction.

       Promptly after the Vesting Date, the Company shall send written notice to the Warrant Agent that such Vesting Date has occurred (the "Vesting Notice"). The Warrant Agent shall within ten days after receipt of the Vesting Notice cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

       The latest time and date at which the Warrants may be exercised (the "Exercise Deadline") shall be 5:00 P.M. New York City time on the earlier of (i) the date that is the seventh anniversary of the completion of the Distribution; or (ii) the Cancellation Date (as defined in Section 2.8 below).

       The Company shall use its reasonable efforts to secure the effective registration of the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), and register or qualify such shares under applicable state laws; provided, however, that the Company shall have no obligation to register the Warrant Shares in the event that, by amendment to the Securities Act or otherwise, such registration or qualification or the delivery of such prospectus is not required at the time said Warrant Shares are to be issued; and further that, if by amendment to the Securities Act or otherwise, some other or different requirement shall be imposed by act of the Congress of the United States which shall relate to the issuance of the Warrant Shares upon exercise of the Warrants, the Company shall use its reasonable efforts to comply with such requirements so long as the same shall not be more burdensome to the Company than the registration statement under the Securities Act. Promptly after a registration statement under the Securities Act covering the aforementioned Warrant Shares has become effective, or such other action as contemplated hereby and as may be required has been taken, as the case may be, the Company shall cause notice thereof or a copy of the prospectus covering the Warrant Shares to be mailed to each registered holder of a Warrant Certificate.

       Section 2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at the principal office of its corporate trust department (the "Principal Office"), which is presently at 59 Maiden Lane Plaza Level, New York, NY 10038, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, with medallion signatures guaranteed by a member of a medallion guarantee program ("Signatures Guaranteed"), accompanied by payment in full of the Exercise Price as provided for in Section 2.1 hereof in effect at the time of such exercise, together with such taxes as are specified in Section 6.1 hereof, for each Warrant Share with

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respect to which such Warrant is being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Company. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the "Date of Exercise" of such Warrants.

       Section 2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid, and nonassessable, and free from all taxes, liens, and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Common Stock.

       Section 2.5 Certificates for Unexercised Warrants. If less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Final fractions of shares shall be treated as provided in Section 3.11 hereof.

       Section 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

       Section 2.7 Disposition of Proceeds. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deliver to the Company all proceeds from such exercise.

       Section 2.8 Cancellation of Warrants. At any time after the Vesting Date, the Company by action of the Board, may at its option, cancel all, but not less than all of the Warrants provided that the Company is in compliance with its obligations under Section 2.2 hereof to register the Warrant Shares under the Securities Act. Notice of such cancellation shall be promptly given to the Warrant Agent by the Company and such notice (the "Cancellation Notice") shall be mailed to all registered holders of Warrant Certificates, specifying a date (the "Cancellation Date") established by the Board which shall be at least 90 days after the date of such notice. The Cancellation Notice will specify the Cancellation Date and will also state that the right to exercise the Warrants will terminate at 5:00 p.m., New York City time on the Cancellation Date. The Company will also make a prompt public announcement of the determination by the Board of the Cancellation Date by news release and by notice to any national securities exchange on which the Warrants are listed for trading.

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                                   ARTICLE III

                   ADDITIONAL SECURITIES AND NOTICE PROVISIONS

       Section 3.1 Additional Securities. In addition to the Warrant Shares issuable upon the exercise of this Warrant as contemplated in Section 2.1 above:

       (a) In case the Company shall, at any time after the date hereof and on or prior to the Date of Exercise (i) declare a dividend or make a distribution on the Common Stock in shares of the Common Stock,
              (ii) subdivide the outstanding shares of the Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger of the Company), then upon the exercise of a Warrant the holder of such Warrant shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such holder would have been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification.

       (b) In case the Company shall, at any time after the date hereof and on or prior to the Date of Exercise, issue to all holders of the Common Stock rights, options, or warrants to subscribe for or purchase the Common Stock (or securities convertible into or exchangeable for the Common Stock), and if the same are not issued or otherwise provided to the holders of Warrants at such time pro rata on a fully-diluted basis as if all warrants, other rights, options or convertible securities in respect of Common Stock, and as if all such securities were exercised or paid, then upon the exercise of the Warrant, the holder of such Warrant exercised shall be entitled to receive the aggregate number and kind of rights, options, or warrants to subscribe for or purchase the Common Stock (or securities convertible into or exchangeable for the Common Stock) which if, such holder would have received by virtue of such issuance of rights, options, or warrants to subscribe for or purchase the Common Stock (or securities convertible into or exchangeable for the Common Stock), if such Warrant had been exercised immediately prior to such time.

       Section 3.2 Deferral of Adjustments to Warrant Shares. In any case in which this Article III shall require that an adjustment in the Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the Warrant Shares; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment. All calculations under this Article III shall be made to the nearest cent or one-hundredth of a share, as the case may be.

       Section 3.3 Adjustment to Number of Warrant Shares. Upon each action set forth in Section 3.1 that requires an adjustment in the number of Warrant Shares, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock

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purchasable immediately prior, after giving effect to Section 3.1, to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment.

       Section 3.4 Reorganizations. In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property) (such actions being hereinafter collectively referred to as "Mergers"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Merger if such Warrant had been exercised in full immediately prior to such Merger. In case of any Merger, appropriate adjustment, as determined in good faith by the Board shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Merger unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Merger and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

       Section 3.5 Verification of Computations. Whenever the Warrant Shares are adjusted as provided pursuant to Section 3.1 hereof, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of the Company) setting forth the Warrant Shares as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Warrant Agent.

       Section 3.6 Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

       Section 3.7 Notice of Certain Actions. In the event the Company shall publicly announce its intention to:

       (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in an amount per share greater than the most recent such cash dividend) to all holders of Common Stock;

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       (b)   issue any rights, warrants, or other securities to all holders of
             Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities;

       (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or Merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock); or

       (d) take any other action which would result in the issuance of additional consideration to the holders of Warrants;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up, or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate not later than 30 days after such action.

       Section 3.8 Notice of Certain Actions. Whenever any additional consideration or adjustment is required to be made pursuant to this Article III, the Company shall cause notice of same to be mailed to the Warrant Agent within 15 days thereafter, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any such adjustment, and
(c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant, after giving effect thereto. The Warrant Agent shall within 15 days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

       Section 3.9 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

       Section 3.10 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price (as defined below) of a share of Common Stock calculated in accordance with Section 3.12 hereof.

       Section 3.11 Current Market Price. The "Current Market Price" per share at any date shall be the average of the "closing prices" for the 30 consecutive trading days ending on the trading

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day immediately preceding the date in question, where the "closing price" on any day is (a) the last reported sales price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (including, for purposes hereof, the Nasdaq National
Market), if on such date the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers,
Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or (c) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, as determined by reference to the "pink sheets" published by National Quotation Bureau or, if not so published, by such other method of determining market value as the Board shall in good faith from time to time deem to be fair and such other method shall be conclusive.

       Section 3.12 Right to Adjust Exercise Price and Exercise Deadline. The Company may at any time, by notice to the Warrant Agent, reduce the Exercise Price to such price, or extend the Exercise Deadline to such date, as the Company may set forth in such notice or, following the Vesting Date, upon receipt of the aggregate exercise price for all outstanding Warrants, deem all such Warrants to have been exercised. Any such reduction shall remain in effect for such period as may be set forth in such notice. The Warrant Agent shall promptly after receipt of any such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
              RIGHTS OF REGISTERED HOLDERS OF WARRANT CERTIFICATES

       Section 4.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

       Section 4.2 Lost, Stolen, Mutilated, or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen, or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

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                                    ARTICLE V

                   SPLIT UP, COMBINATION, EXCHANGE, TRANSFER,
                    AND CANCELLATION OF WARRANT CERTIFICATES

       Section 5.1 Split Up, Combination, Exchange, and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined, or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine, or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined, or exchanged at said office. Subject to any applicable laws, rules, or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange, or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required to effect any split up, combination, exchange, or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange, or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

       Section 5.2 Cancellation upon Surrender of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange, or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 hereof in case of a split up, combination, exchange, or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

       Section 5.3 Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

       (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the Principal Office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

       (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                                   ARTICLE VI

                        PROVISIONS CONCERNING THE WARRANT
                             AGENT AND OTHER MATTERS

       Section 6.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

       Section 6.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge, and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties, and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

       Section 6.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former Warrant

Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

       Section 6.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 6.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

       Section 6.5 Company Responsibilities. The Company agrees that it shall
(a) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and expenses of its counsel); and (b) perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

       Section 6.6 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, any Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Chief Financial Officer, Treasurer, or any Assistant Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

       Section 6.7 Books and Records. The Warrant Agent shall maintain the Company's books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate, and the date of each Warrant Certificate.

       Section 6.8 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent, or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article III hereof or responsible for the manner, method, or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will when issued be validly authorized and issued and fully paid and nonassessable.

       Section 6.9 Use of Attorneys, Agents, and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees.

       Section 6.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses, or liabilities, including judgments, costs, and counsel fees arising out of or in connection with its agency under this Agreement, except as a result of the negligence or willful misconduct of the Warrant Agent.

       Section 6.11 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

       Section 6.12 Changes to Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel
(a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter, or change the rights, privileges, or immunities of the registered holders of Warrant Certificates.

       Section 6.13 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

       Section 6.14 Successor to Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets, and business substantially as an entirety to a successor corporation unless the corporation resulting from such merger, consolidation, sale, or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

       Section 6.15 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given if made in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given as follows:


             if to the Company:

             Atlantic Coast Entertainment Holdings, Inc.
             c/o Sands Hotel & Casino
             Indiana Avenue & Brighton Park
             Atlantic City, New Jersey 08401
             Phone: (609) 441-4432
             Attention: Douglas S. Niethold.

             If to the Warrant Agent:

             American Stock Transfer and Trust Company
             59 Maiden Lane
             Plaza Level
             New York, NY 10038
             Phone: 1-800-937-5449
             Attention: Office of General Counsel


Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

       Section 6.16 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

       Section 6.17 Governing Law. This Agreement and the Warrant Certificates shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each of the parties submits to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including an objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

       Section 6.18 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement contained herein; and all covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

       Section 6.19 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       Section 6.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

       Section 6.21 Conflict of Interest. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as trustee under any indenture or as transfer agent for any securities of the Company or for any other entity.

       Section 6.22 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its Corporate Trust Department. Copies of this Agreement may be obtained upon written request addressed to:

                               Douglas S. Niethold
                            c/o Sands Hotel & Casino
                         Indiana Avenue & Brighton Park
                         Atlantic City, New Jersey 08401
                                 (609) 441-4432

       IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                            ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

                            BY:  /s/ Douglas S. Niethold
                                 ----------------------------------------------
                            Name: Douglas S. Niethold
                            Title: Vice-President, Finance, Chief Financial
                                   Officer, and Principal Accounting Officer

                            AMERICAN STOCK TRANSFER AND TRUST COMPANY

                            BY: _______________________________________________
                            Name:
                            Title:

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                       NO.

                         CERTIFICATE FOR _____ WARRANTS

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

       THIS CERTIFIES that ____________________________________ or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase .275 fully paid and nonassessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Atlantic Coast Entertainment Holdings, Inc., (the "Company"), a Delaware corporation, at the initial exercise price (the "Exercise Price") of $.01, at any time after the shares of Common Stock issuable upon exercise of the Warrants evidenced hereby have been registered under the Securities Act of 1933, as amended, or such other action as may be required by Federal or state law relating to the issuance or distribution of securities shall have been taken, but not before the Vesting Date hereinafter referred to, and not after the Exercise Deadline hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed with signatures guaranteed as provided below, at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by American Stock Transfer and Trust Company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company. Capitalized terms used herein, but not otherwise defined shall have the meaning set forth in the Warrant Agreement, (the "Warrant Agreement") dated as of July 22, 2004 by and between the Company and the Warrant Agent.

       Upon certain events provided for in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of each Warrant is required to be adjusted.

       Each Warrant may be exercised at any time after the earliest to occur of the following events (the first date on which any such event occurs being referred to as the "Vesting Date") :

       (a) the payment of the entire principal amount and accrued interest on any of the Company's outstanding 3% Notes due 2008 issued by the Company (the "New Notes"), pursuant to and in accordance with the terms thereof whether such payment is in the form of cash or by issuance of shares of Common Stock to the holder thereof in lieu of cash payment or any conversion of any of such notes into common stock pursuant to and in accordance with the terms thereof;

       (b) a determination by a majority of the board of directors of the Company (the "Board") (including at least one independent director) that the Warrants may be exercised; and

       (c) payment in full by the Parent of principal and accrued, but unpaid interest on all outstanding 11% Notes due 2005 issued by the Parent which have not been exchanged for the New Notes in the Transaction.

       Promptly after the Vesting Date, the Company shall send written notice to the Warrant Agent that such Vesting Date has occurred (the "Vesting Notice"). The Warrant Agent shall within ten days after receipt of the Vesting Notice cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

       The latest time and date at which the Warrants may be exercised (the "Exercise Deadline") shall be 5:00 P.M. New York City time on the earlier of (i) the date that is the seventh anniversary of the completion of the Distribution; or (ii) the Cancellation Date (as defined below).

       At any time after the Vesting Date, the Company by action of the Board, may at its option, cancel all, but not less than all of the Warrants provided that the Company uses reasonable efforts to register the Warrant Shares under the Securities Act. Notice of such cancellation shall be promptly given to the Warrant Agent by the Company and such notice (the "Cancellation Notice") shall be mailed to all registered holders of Warrant Certificates, not less than 90 days prior to the date established by the Board (the "Cancellation Date"). The Cancellation Notice will specify the Cancellation Date and will also state that the right to exercise the Warrants will terminate at 5:00 p.m., New York City time on the Cancellation Date. The Company will also make a prompt public announcement by news release and by notice to any national securities exchange on which the Warrants are listed for trading.

       After the Exercise Deadline, all Warrants evidenced hereby shall thereafter become void.

       Prior to the Exercise Deadline, subject to any applicable laws, rules, or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or a trust company located in the United States, a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

       Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

       Prior to the Exercise Deadline, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

       No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

       This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

       This Warrant Certificate shall not entitle the registered holder of such Certificate to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

       This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.

                                    ATLANTIC COAST ENTERTAINMENT HOLDINGS,
                                    INC.

                                    BY: ________________________________________

                                        Vice-President

Seal                                    Attest:


                                        _______________________________________

                                        Secretary

Countersigned:
                                    AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                    BY: ________________________________________


Dated

                                    [FORM OF]
                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

                                     (NAME)

                          (ADDRESS, INCLUDING ZIP CODE)

              (SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER)

DELIVER TO:

                                     (NAME)

at

                          (ADDRESS, INCLUDING ZIP CODE)

       If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

       In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by certified check or money order payable in United States currency to the order of the Company.

Dated____________________, 20__


Name of Warrant Holder:
                          -----------------------------------------------------
Address:
            -------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Signature:
              -----------------------------------------------------------------

                              [FORM OF] ASSIGNMENT

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


NAME OF ASSIGNEE                   ADDRESS                    NO. OF WARRANTS
----------------                   -------                    ----------------






and does hereby irrevocably constitute and appoint ___________ Attorney to make such transfer on the books of Atlantic Coast Entertainment Holdings, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: ___.



                                             -----------------------------------
                                                          Signature


                                             -----------------------------------
SIGNATURE(S) GUARANTEED                                   Signature

                                              NOTICE: The signature(s) on this
                                              assignment must correspond with
                                              the name(s) as written upon the
                                              face of the Certificate, in every
                                              particular, without alteration or
                                              enlargement or any change
By  ________________________________________  whatever.

    THE SIGNATURE(S) SHOULD BE GUARANTEED BY
    AN ELIGIBLE GUARANTOR INSTITUTION.
    (Banks, Stock Brokers, Savings and Loan
    Associations, and Credit Unions) WITH
    MEMBERSHIP IN AN APPROVED SIGNATURE
    GUARANTEE MEDALLION PROGRAM PURSUANT TO
    S.E.C. RULE 17Ad-15.